Exhibit 10.1

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (the “Amendment”) is dated September 8, 2012, to be effective as of September 8, 2012, by and among PERNIX THERAPEUTICS HOLDINGS, INC., a Maryland limited liability company, and PERNIX THERAPEUTICS, LLC, a Louisiana limited liability company (jointly and severally, the “Borrowers”), and REGIONS BANK, an Alabama banking corporation (together with its successors and assigns, the “Lender”) (Borrowers and Lender, collectively, the “Parties”).

R E C I T A L S

A.           Lender currently has a revolving line of credit loan in the original principal amount of up to $5,000,000 and a guidance line of credit loan in the original principal amount of up to $5,000,000 (together, the “Loans”) in place with Borrowers as evidenced by that certain Loan Agreement dated effective September 8, 2010 by and between the Parties (the “Loan Agreement”).

B.           The Loans mature on September 8, 2012.

C.           Borrowers have requested that Lender extend the maturity date of the Loans to December 31, 2012 on the terms and conditions contained in the Loan Agreement as amended by this Amendment.

D.           The Parties are entering into this Amendment to modify the terms and conditions of the Loan Agreement for the purposes described above.

NOW, THEREFORE, for and in consideration of the premises and the mutual terms and conditions contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the Parties hereto, the Parties agree as follows:

1.
Definitions.  All capitalized terms used in this Amendment shall have the same meaning as used in the Loan Agreement, unless expressly modified, replaced or amended herein.  From and after the effective date of this Amendment, all references to “Loan Agreement” or “Agreement” contained in the Loan Agreement shall mean the Loan Agreement, as modified and amended by this Amendment.

2.	Amendments to Loan Agreement: The Parties hereby agree that, effective as of the effective date of this Amendment, the Loan Agreement shall be amended as follows:

(a)	Section 1.21, “Guidance LOC Maturity Date” or “Maturity Date”, is amended to change the date stated therein from September 8, 2012, to December 31, 2012.

(b)	Section 1.39, “RLOC Maturity Date” or “Maturity Date”, is amended to change the date stated therein from September 8, 2012, to December 31, 2012.

3.
Conditions Precedent.  As conditions precedent to the effectiveness of this Amendment, Borrowers shall furnish to Lender (i) duly authorized resolutions of its board of directors or managers and members, as appropriate, evidencing their authority to enter into this Amendment and transactions described herein, (ii) an executed officer or member/manager certificate certifying as to the good standing of such company in its state of organization or incorporation, as appropriate, and certifying that no change has been made to its articles of incorporation, articles of organization, bylaws or operating agreement that has not been previously provided to Lender and (iii) such other documentation as Lender shall request in connection with the execution of this Amendment.

4.
Indemnification.  Borrowers agree to release, indemnify, and hold harmless the Lender from any claims or causes of actions that may arise in connection with the execution and consummation of this Amendment and transaction contemplated hereby, except to the extent such claims or causes of action arise from or directly result from the gross negligence or willful misconduct of Lender, its agents or representatives.

5.	Representations and Warranties. In order to induce Lender to enter into this Amendment, Borrowers represent and warrant to Lender as follows:

(a)
The representations and warranties made by Borrowers in Section 3 of the Loan Agreement are true and correct on and as of the date hereof and Borrowers are in compliance with all covenants contained in the Loan Agreement on and as of the date hereof;

(b)
There has been no material adverse change in the condition, financial or otherwise, of Borrowers since the most recent financial statements of Borrowers received by Lender under Section 4.1(b) of the Loan Agreement;

(c)
The business and properties of Borrowers are not, and since the most recent financial statement of Borrowers received by Lender under Section 4.1(b) of the Loan Agreement, have not been, materially adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts;

(d)
Borrowers have paid all taxes due and owing and no dispute with any tax or revenue authority, whether the State of South Carolina, the State of Maryland, the State of Louisiana, the Internal Revenue Service, or otherwise, exists as of the date of this Amendment; and

(e)
No event has occurred and is continuing which constitutes, and no condition exists which upon the consummation of the transaction contemplated hereby would constitute, a default or Event of Default on the part of Borrowers under the Loan Agreement, as amended hereby.

6.
Ratification.  Borrowers hereby ratify and affirm the Loan Documents, as modified and amended by this Amendment, and agree that they are and shall continue to be fully bound and obligated by the terms thereof.

7.
Entire Agreement.  This Amendment sets forth the entire understanding and agreement of the Parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the Parties relative to such subject matter.  No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and not one of them has relied on any such promise, condition, representation or warranty. Each of the Parties hereto acknowledges that, except as in this Amendment otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any party to the other.  None of the terms or conditions of this Amendment may be changed, modified, waived or cancelled orally or otherwise, except by writing, signed by all of the Parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any other proceeding or succeeding breach thereof.

8.
Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of Borrowers and Lender and their respective successors and assigns and legal representatives, heirs and devisees, as applicable, provided however, that Borrowers, without the prior written consent of Lender, may not assign any rights, powers, duties or obligations hereunder.

9.
Full Force and Effect of Loan Documents.  Except as hereby specifically amended, waived or supplemented, the Loan Agreement and other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

10.
Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

11.
Enforceability.  Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions shall nevertheless remain effective and binding upon the parties hereto.

12.
Governing Law.  The laws and judicial decisions of the State of South Carolina shall in all respects govern this Amendment.  PROVIDED HOWEVER, to the extent that the creation, validity, perfection, enforceability or priority of any lien or security interest, or the rights and remedies with respect to any lien or security interest, in the Collateral (as defined in the Loan Agreement) are governed by the laws of a jurisdiction other than the State of South Carolina, then the laws of such jurisdiction shall govern, except as superseded by applicable United States Federal Law.

13.
Fees.  Borrowers agree to pay at the execution of this Amendment, all costs and expenses arising from this Amendment, including, without limitation, all Lender fees and expenses, including, but not limited to, all reasonable fees and expenses of Lender’s legal counsel.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed to be effective as of the date first above written.

BORROWERS:

PERNIX THERAPEUTICS HOLDINGS, INC. (Seal)

By:	/s/ Tracy Clifford
Print Name:	Tracy Clifford
Title:	Corporate Secretary

PERNIX THERAPEUTICS, LLC (Seal)

By:	PERNIX THERAPEUTICS HOLDINGS, INC.,
Its:	Manager

By:	/s/ Tracy Clifford
Print Name:	Tracy Clifford
Title:	Corporate Secretary

LENDER:

REGIONS BANK (Seal)

By:	/s/ Alicia McCory
Print Name:	Alicia NcCory
Title:	Vice President